AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                               ACAP STRATEGIC FUND

                                DECEMBER 29, 2009

         This Amended and Restated Certificate of Trust on the records of the Secretary of State of the State of Delaware as ACAP Strategic Fund (the "Trust") is being duly filed by the undersigned, as trustees, to amend and restate the Certificate of Trust of the Trust (the "Certificate of Trust"). The Trust was originally formed pursuant to a certificate of trust filed with the Secretary of State of the State of Delaware on June 26, 2009, under the Delaware Statutory Trust Act (12 Del. C. Section 3801, ET SEQ.) (the "Act") under the name Alkeon Global Fund.

         The Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

         This Certificate of Trust of ACAP Strategic Fund, which has registered under the Investment Company Act of 1940, as amended (the "1940 Act"), filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code ss. 3801 ET SEQ.)

         FIRST: The name of the statutory trust formed hereby is ACAP Strategic Fund.

         SECOND: As required by 12 Del. Code ss.ss. 3807(b) and 3810 9a)(1)(b), the name and business address of the Trust's Registered Agent for Service of Process and the address of the Trust's Registered Office are:

                                        Address of Trust's Registered Office and
     REGISTERED AGENT                   BUSINESS ADDRESS OF REGISTERED AGENT

     Corporation Service Company        2711 Centerville Rd., Suite 400
                                        Wilmington, DE 19808

         The name and business address of the trustees of the Trust are:

         NAME                                   BUSINESS ADDRESS

         Gregory D. Jakubowsky                  350 Madison Avenue
                                                New York, NY 10017

         Stephen R. Cordill                     350 Madison Avenue
                                                New York, NY 10017

         Brad Berman                            350 Madison Avenue
                                                New York, NY 10017

         William Murphy                         350 Madison Avenue
                                                New York, NY 10017

         Jorge Orvananos                        350 Madison Avenue
                                                New York, NY 10017


         THIRD: The nature of the business or purpose or purposes of the Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act.

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         FOURTH:  The  trustees  of the  Trust,  as set  forth in its  governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in any manner now or hereafter prescribed by statute.

         FIFTH: This Amended and Restated Certificate of Trust shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

                                       [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned, being the trustees of ACAP Strategic Fund, have duly executed this Amended and Restated Certificate of Trust as of the date first set forth above.



                                                        /s/Gregory D. Jakubowsky
                                                    ----------------------------
                                                          Gregory D. Jakubowsky,
                                                 as Trustee and not individually



                                                           /s/Stephen R. Cordill
                                                 -------------------------------
                                                             Stephen R. Cordill,
                                                 as Trustee and not individually



                                                                  /s/Brad Berman
                                                 -------------------------------
                                                                    Brad Berman,
                                                 as Trustee and not individually



                                                               /s/William Murphy
                                                 -------------------------------
                                                                 William Murphy,
                                                 as Trustee and not individually



                                                              /s/Jorge Orvananos
                                                 -------------------------------
                                                                Jorge Orvananos,
                                                 as Trustee and not individually